                                                                    EXHIBIT 23.1




                         INDEPENDENT AUDITOR'S CONSENT


The Board of Directors
Swisher International, Inc.

Charlotte, North Carolina

     We consent to the incorporation of our report dated May 20, 1998 with respect to the consolidated financial statements of Swisher International, Inc. as of and for the year ended October 31, 1996 in the amendment to Annual Report on Form 10-K for the fiscal year ended October 31, 1996 of Swisher International, Inc.





                                        /s/  Scharf Pera & Co.
                                        ------------------------------
                                        Scharf Pera & Co.




June 23, 1998
Charlotte, North Carolina